UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2008

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33426	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-1215
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into Material Definitive Agreement.

Acquisition of MCR American Pharmaceuticals, Inc. and AMBI Pharmaceuticals, Inc.

On June 6, 2008 Neuro-Hitech, Inc., a Delaware corporation (“NHI”) acquired the capital stock of MCR American Pharmaceuticals, Inc., a Florida corporation (“MCR”) and AMBI Pharmaceuticals, Inc., a Florida corporation (“AMBI”), pursuant to an Amended and Restated Stock Purchase Agreement (the “Purchase Agreement”), by and among NHI, GKI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of NHI (“GKI”) and David Ambrose (“Seller”), the sole stockholder of MCR and AMBI. NHI acquired GKI pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 5, 2008, by and among NHI, GKI Acquisition Sub, Inc., GKI and Timothy J. Ryan, Matthew Colpoys, Jr. and Phillip J. Young.

MCR and AMBI are engaged in a specialty pharmaceutical business focusing on the development, marketing and distribution of branded and generic pharmaceutical products targeted primarily to the cough and cold markets.

The consideration paid to Messrs. Ryan, Colpoys and Young pursuant to the Merger Agreement consisted of an aggregate of 1,700,000 shares of NHI common stock. The shares issued to Messrs. Ryan, Colpoys and Young are subject to a lock-up agreement which restricts, for each of them, the sale of 25% of the issued shares until September 5, 2009, an additional 25% of the issued shares until February 5, 2010, an additional 25% of the issued shares until July 5, 2010 and the remaining 25% of the issued shares until December 5, 2010.

The consideration paid to Seller pursuant to the Purchase Agreement consisted of: (i) $4,400,000 in cash of which $410,000 shall be held in escrow pending satisfaction of the payment of certain indebtedness of MCR and AMBI, (ii) 1,333,333 shares of NHI common stock, (iii) a Convertible Note in the principal amount of $3,000,000 (the “Convertible Note”) and (iv) a Subordinated Note in the amount of $3,000,000 (the “Subordinated Note”). The shares issued to the Seller are subject to a lock-up agreement which restricts the Seller from selling the shares prior to June 6, 2009.

The Convertible Note, issued by NHI to the Seller, bears interest at five percent per annum and requires monthly payments of accrued interest, with the principal balance and any unpaid interest due at maturity on June 6, 2011. The Convertible Note is convertible at the election of Seller into NHI common stock valued at the higher of (i) $2.00 per share, or (ii) the average closing price of NHI common stock for the five (5) trading days between June 11, 2008 and June 17, 2008 (also, the “Redemption Price”).

The Subordinated Note, issued by NHI to the Seller, bears interest at seven percent per annum and requires payments of $500,000 plus accrued interest on each of December 6, 2008, June 6, 2009, December 6, 2009 and June 6, 2010, with an additional $1,000,000, plus any accrued but unpaid interest on June 6, 2010 (the “Maturity Date”). At NHI’s option, NHI may extend the Maturity Date by one year, to June 6, 2011, provided, however, that the interest on the then outstanding principal shall be increased during such one year period to 14.0% per year, compounded quarterly, with 50% of the interest payable during such one year period payable in cash and the remaining 50% of the interest payable during such one year period payable in NHI common stock at the Redemption Price. Except for the cash portion of the interest payable during the extension period, NHI may make any payment under the Subordinated Note by issuing shares of NHI’s common stock at the Redemption Price.

In connection with NHI’s acquisition of MCR and AMBI, VelocityHealth Securities received a fee of $162,600 from the Seller. Kevin Esval, a newly appointed director of NHI, serves as President of VelocityHealth Securities.

Supply Agreement

Pursuant to the terms of the Purchase Agreement, on June 6, 2008, NHI entered into a Manufacturing and Distribution Agreement (the “Supply Agreement”) with TG United Pharmaceuticals, Inc., a Florida corporation owned by the Seller (“TG United”). The initial term of the Supply Agreement is through June 6, 2013, and permits additional one-year renewals based upon NHI and TG United’s written agreement.

Under the terms of the Supply Agreement, TG United agreed to manufacture specified products exclusively for NHI. The exclusive rights of NHI under the Supply Agreement are subject to NHI purchasing a minimum of at least 10 batches of each product in any given contract year. If NHI fails to purchase the minimum number of batches in a given contract year, TG United may provide notice of its intent to manufacture products for other companies, including potential competitors of NHI. The Supply Agreement also provides that NHI shall not manufacture or have manufactured for it, or directly or indirectly sell, any products from third parties that are substantially similar to the specified products. The Supply Agreement also requires TG United to permit NHI to become the exclusive distributor for any new pharmaceutical products constituting a branded product that TG United has internally developed and can legally offer. TG United’s offer to NHI in respect of these new products will be on terms and conditions no less favorable to NHI in any material respect than those TG United offers or is willing to offer to any other third party.

The Supply Agreement also provides that NHI will receive discounts equal to 25% of the gross amount of any invoice delivered by TG United until the aggregate amount of the discounts given to NHI equals $400,000. Additionally, NHI shall receive a discount equal to 10% of the gross amount of any invoice delivered by TG United in respect of any product NHI determines to launch and for which TG United is engaged to manufacture such product, if the product was proposed by Seller, in accordance with the terms of the Consulting Agreement described below, until the aggregate amount of discounts provided in respect of such products equals $100,000.

Under the terms of the Supply Agreement, TG United provides NHI a limited manufacturer’s warranty.

The Purchase Agreement provides that for the term of the Supply Agreement or any successor agreement NHI has a right of first refusal to purchase TG United if Seller proposes to enter into a binding agreement pursuant to which he would sell, assign, transfer or otherwise engage in a sale or all or substantially all of the assets or equity securities of TG United.

Consulting Agreement

In connection with the Purchase Agreement, on June 6, 2008, NHI entered into a Consulting Agreement with the Seller (the “Consulting Agreement”). Under the terms of the Consulting Agreement, the Seller will provide certain consulting and advisory services to NHI, including providing operations and strategic advice regarding NHI’s business and proposing at least 20 new pharmaceutical products for distribution by NHI. In consideration for Seller’s services under the Consulting Agreement, Seller will be paid an annual consulting fee of $150,000 (the “Consulting Fee”), which shall be paid to Seller in twice-monthly installments of $6,250 and reimbursement for all reasonable expenses incurred in the performance of such services. If during any 12-month period of the Consulting Agreement, Seller proposes fewer than 20 pharmaceutical products, then the Consulting Fee for the subsequent 12-month period shall equal (i) $150,000 multiplied by (ii) the quotient of (A) the number of pharmaceutical products actually proposed during the prior year and (B) 20. If a short fall occurs during the final 12-month period of the term of the Consulting Agreement, Seller shall rebate a portion of the Consulting Fee with respect to such 12-month period in accordance with the preceding formula.

Financing

On June 6, 2008, NHI issued to certain individual investors, private equity firms and their affiliates in a private offering 12,100,000 shares of its common stock, par value $0.001 per share, sold at a price of $0.25 per share for a total of $3,025,000 (the “Financing”). Messrs. Abernathy, Auerbach and Seltzer, directors of NHI, each participated in the Financing: Mr. Abernathy purchased 400,000 shares of NHI common stock; Mr. Auerbach’s spouse purchase 400,000 shares of NHI common stock; and Mr. Seltzer’s spouse and children purchased an aggregate of 400,000 shares of NHI common stock.

The shares issued in the financing are subject to lock-up which restricts one-third of the shares from being sold prior to December 6, 2008, an additional one-third from being sold prior to March 6, 2009 and the remaining one-third from being sold prior to June 6, 2009.

A copy of the Merger Agreement, Purchase Agreement, Consulting Agreement and Securities Purchase Agreement are attached as exhibits under Item 9.01(d) of this report. The Supply Agreement will be filed with the 10-Q for the quarter ended June 30, 2008.

NHI issued a press release on June 11, 2008 announcing the acquisition of MCR and AMBI, and the Financing. A copy of NHI’s press release is also attached as an exhibit under Item 9.01(d) of this report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Item 1.01 of this Form 8-K, which contains a description of the Merger Agreement, Purchase Agreement and Financing, is incorporated into this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Concurrent with the completion of the aforementioned transactions, NHI issued 300,000 shares of its common stock to an individual in lieu of payment for services rendered in connection with the transactions.

The aforementioned securities and the securities issued pursuant to the Merger Agreement, the Purchase Agreement and the Financing were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder.

On June 6, 2008, NHI adjusted the terms of warrants to purchase an aggregate of 625,000 shares of its common stock at an exercise price of $7.00 per share, issued in a prior private offering, pursuant to certain anti-dilution provisions in those warrants, to provide that the warrants are now exercisable at $3.46 per share and for an additional 639,002 shares of its common stock.

Item 1.01 of this Form 8-K, which contains a description of the Merger Agreement, Purchase Agreement and Financing, is incorporated into this Item 3.02 by reference.

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors

On June 5, 2008, Gary T. Shearman, Chief Executive Officer, President and Director of NHI, resigned. In connection with this resignation, Dr. Shearman and NHI entered into a Resignation Agreement and General Release (the “Resignation Agreement”). Under the terms of the Resignation Agreement, Dr. Shearman will receive a lump sum payment of $275,000, accrued salary and $9,375 of accrued vacation pay, approximately $5,000 in reimbursable business expenses, approximately $22,560 representing payment of medical and dental coverage premiums for 12 months, and approximately $4,000 in attorney’s fees associated with the negotiation of his Resignation Agreement. Dr. Shearman has not exercised any stock options granted to him by NHI and all such stock options have been terminated.

On June 5, 2008, Jay L. Lombard and Alan Kestenbaum also resigned as directors of NHI.

Appointment of Chief Executive Officer

On June 6, 2008, the Board of Directors of NHI (the “Board”) appointed Matthew Colpoys, Jr. as Chief Executive Officer, President and director of NHI.

NHI has entered into an employment agreement with Mr. Colpoys, the term of which is three years with an automatic two year renewal at the option of either party, unless earlier terminated or extended in accordance with the terms therein. Pursuant to the terms of Mr. Colpoys’ employment agreement, NHI agreed to pay Mr. Colpoys an annual base salary of $332,200. In addition to his annual base salary, Mr. Colpoys shall be entitled to receive an annual cash bonus with respect to such fiscal year in an amount equal to 0.75% of NHI’s consolidated annual gross profits (net revenues less cost of goods sold) for such fiscal year. On June 6, 2008, NHI issued Mr. Colpoys a stock option to purchase up to 2,000,000 shares of NHI common stock, at an exercise price of $2.00 per share. The option immediately vested as to 500,000 shares on June 6, 2008 and the remaining 1,500,000 shares shall vest in equal one-third increments on the first, second and third anniversaries of the commencement of the term of Mr. Colpoys’ employment.

Mr. Colpoys’ employment agreement provides for certain severance payments and benefits in the event that Mr. Colpoys’ employment is terminated “without cause,” he resigns for “good reason”, he is terminated without reason or terminates for good reason subsequent to a “change in control of NHI” (each as defined in his employment agreement) or he dies or becomes disabled. If Mr. Colpoys is terminated other than for cause or terminates his employment for good reason, except with respect to a change in control transaction, Mr. Colpoys shall be entitled to receive (i) the lesser of (A) two years of base salary at the then current rate, payable in a lump sum, less withholding of applicable taxes or any other compensation or benefits, or (B) base salary at the then current rate, payable in a lump sum, less withholding of applicable taxes or any other compensation or benefits for the remaining months left in the term of his employment agreement, (ii) the lesser of (X) his average annual bonus since the start of the agreement multiplied by two, payable in a lump sum, less withholding of applicable taxes or any other compensation or benefits, or (Y) his average bonus pro-rated for the remaining term of the agreement, and (iii) all unvested options shall immediately vest and become exercisable. In the event Mr. Colpoys is terminated within 12 months of a change in control transaction, and Mr. Colpoys terminates his employment for good reason or NHI terminates his employment without cause, Mr. Colpoys shall be entitled to receive (i) one year’s base salary at the then current rate, payable in a lump sum, less withholding of applicable taxes or any other compensation or benefits, (ii) the average bonus, payable in a lump sum, less withholding of applicable taxes or any other compensation or benefits, and (iii) all unvested options shall immediately vest and become exercisable.

The description of the terms of Mr. Colpoys’ employment arrangement is qualified in its entirety by Mr. Colpoys’ employment agreement with NHI, which is attached hereto as an exhibit under Item 9.01(d) of this report.

Immediately prior to joining NHI, Mr. Colpoys had been working as an entrepreneur and as a consultant. Immediately prior to that, between January 2006 and March 2007, Mr. Colpoys had served as Vice-President of Marketing and Sales at Insmed, Inc. Between April 2001 and January 2006, Mr. Colpoys served as President of Galileo Consulting, where he provided operational and commercialization consulting services to emerging biotechnology companies. Mr. Colpoys also held various other positions in the pharmaceutical industry including Ingenix, the Neurology Division at Elan Pharmaceuticals and various roles at Genentech, Inc.

Appointment of Directors

On June 6, 2008, Kevin Esval and Phillip J. Young were also appointed to serve as members of the Board.

Mr. Esval is the President of VelocityHealth Securities, Inc., a Nashville, Tennessee boutique investment bank and focused exclusively on health care growth companies by providing debt and equity capital raising and merger and acquisition advisory services. Mr. Esval founded VelocityHealth Securities in 2000.

As disclosed under Item 1.01 above, in connection with the Merger Agreement, Mr. Young and Mr. Colpoys each received 510,000 shares of NHI common stock. As disclosed under Item 1.01 above, in connection with NHI’s acquisition of MCR and AMBI, VelocityHealth Securities received a fee of $162,600 from the Seller.

A copy of the Resignation Agreement and Mr. Colpoys’ employment agreement are attached as exhibits under Item 9.01(d) of this report.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

NHI intends to file by amendment the financial statements of MCR and AMBI required by this item no later than 71 days after the date that this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

NHI intends to file by amendment the required pro forma financial information no later than 71 days after the date that this report on Form 8-K must be filed.

(d) Exhibits.

2.1
Agreement and Plan of Merger, dated as of June 5, 2008, by and among Neuro-Hitech, Inc., GKI Acquisition Sub, Inc., GKI Acquisition Corporation and Timothy J. Ryan, Matthew Colpoys, Jr. and Philip J. Young.

2.2	Amended and Restated Stock Purchase Agreement, dated as of June 6, 2008, by and among, Neuro-Hitech, Inc., GKI Acquisition Corporation, and David Ambrose.
10.1	Securities Purchase Agreement, dated as of June 6, 2008, by and among Neuro-Hitech, Inc. and each of the investors identified therein.
10.2	Consulting Agreement, dated as of June 6, 2008, by and among Neuro-Hitech, Inc. and David Ambrose.
10.3	Resignation Agreement and Mutual Release, dated as of June 5, 2008, by and among Neuro-Hitech, Inc. and Gary T. Shearman.
10.4	Employment Agreement between NHI and Matthew E. Colpoys, dated June 6, 2008.
99.1	Press release dated June 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: June 11, 2008	By:	/s/ David Barrett
David Barrett
Chief Financial Officer